As filed with the Securities and Exchange Commission on May 22, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BLOOMIN’ BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5812	20-8023465
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607

(813) 282-1225

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Joseph J. Kadow

Executive Vice President and Chief Legal Officer

Bloomin’ Brands, Inc.

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607

(813) 282-1225

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

John M. Gherlein Janet A. Spreen Baker & Hostetler LLP PNC Center 1900 East 9th Street Cleveland, Ohio 44114 Telephone: (216) 621-0200 Facsimile: (216) 696-0740	Keith F. Higgins Marko S. Zatylny Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199-3600 Telephone: (617) 951-7000 Facsimile: (617) 951-7050

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-188421

If this Form is a post-effective amendment filed pursuant to Rule 462 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,300,000	$21.50	$49,450,000.00	$6,744.98

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-188421) initially filed by Bloomin’ Brands, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 8, 2013, and amended on May 20, 2013, which was declared effective by the Commission on May 22, 2013, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit List attached hereto and filed herewith or incorporated herein by reference in accordance with Rule 439(b) of the Securities Act.

The Company hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on May 23, 2013) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 22, 2013.

Date: May 22, 2013

BLOOMIN’ BRANDS, INC.

By:	/s/ Joseph J. Kadow
Name:	Joseph J. Kadow
Title:	Executive Vice President and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

* Elizabeth A. Smith	Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2013

* David J. Deno	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2013

* Andrew B. Balson	Director	May 22, 2013

* J. Michael Chu	Director	May 22, 2013

* Mindy Grossman	Director	May 22, 2013

Signature	Title	Date

* David Humphrey	Director	May 22, 2013

* John J. Mahoney	Director	May 22, 2013

* Mark E. Nunnelly	Director	May 22, 2013

* Chris T. Sullivan	Director	May 22, 2013

*By:	/s/ Joseph J. Kadow
Joseph J. Kadow, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Baker & Hostetler LLP (included as Exhibit 5.1 to Registrant’s Form S-1 filed May 8, 2013, File No. 333-188421, and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Baker & Hostetler LLP (included as Exhibit 5.1 to Registrant’s Form S-1 filed May 8, 2013, File No. 333-188421, and incorporated herein by reference)

24.1	Power of Attorney (included as Exhibit 24.1 to Registrant’s Form S-1 filed May 8, 2013, File No. 333-188421, and incorporated herein by reference)